                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            USLIFE INCOME FUND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                      n/a
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

[USLIFE INCOME FUND INC. LETTERHEAD]


                                                                 August 18, 2000


Dear USLIFE Income Fund Shareholder:

     We are pleased to invite you to attend the 2000 Annual Meeting of Shareholders of USLIFE Income Fund, Inc. (the "Fund"), which will be held on Tuesday, October 3, 2000 at 2:00 p.m. local time, at Meeting Room 1 of The Variable Annuity Life Insurance Company, Plaza Level, The Woodson Tower, 2919 Allen Parkway, Houston, Texas 77019. The notice of the 2000 Annual Meeting and Fund's Proxy Statement accompany this letter.

     This year, in addition to voting on the election of three directors and the ratification of the selection of independent auditors, shareholders are being asked to consider and approve an amendment to the Fund's Articles of Incorporation and related changes to certain of the Fund's fundamental investment restrictions so that the Fund may issue shares of preferred stock and other senior securities. The Fund believes that the flexibility to issue preferred stock and other senior securities will enhance the Fund's ability to achieve its investment objective of providing a high level of current income for shareholders. THE FUND WILL ONLY ISSUE SENIOR SECURITIES IF THE BOARD OF DIRECTORS BELIEVES THAT SUCH ISSUANCE IS LIKELY TO ENHANCE THE AMOUNT OF INCOME PAYABLE TO THE HOLDERS OF THE FUND'S COMMON STOCK.

     Your vote at this year's Annual Meeting is very important. Even if you currently plan to attend the Annual Meeting in person, we ask you to sign, date and return the enclosed BLUE proxy card as promptly as possible. A postage paid return envelope is enclosed for your convenience.

     Alternatively, you may vote your shares by calling a specially designated telephone number (TOLL FREE 1-877-816-0835), by faxing your completed and signed proxy card (both front and back sides) to our proxy solicitor (1-212-440-9009) or via the Internet at http://proxy.georgeson.com. The telephone and Internet voting procedures are designed to authenticate your vote and to confirm that your voting instructions are followed. Specific instructions for shareholders of record who wish to use telephone, fax or Internet voting procedures are set forth on the enclosed BLUE proxy card.


     We appreciate your attention and ask you to send in your proxy now, by mail, by telephone, by fax or via the Internet. If you have any questions or need assistance in voting your shares, please call our proxy solicitor, Georgeson Shareholder Communications Inc., toll free at 1-800-223-2064.


                                       Sincerely,

                                       /s/ ALICE T. KANE

                                       Alice T. Kane
                                       Chairman and President

                            USLIFE INCOME FUND, INC.


                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 3, 2000

     An Annual Meeting of Shareholders of USLIFE Income Fund, Inc. (the "Fund") will be held in Meeting Room 1 of The Variable Annuity Life Insurance Company, Plaza Level, The Woodson Tower, 2919 Allen Parkway, Houston, Texas 77019, on Tuesday, October 3, 2000 at 2:00 p.m. local time for the following purposes:

     1. To elect three directors to hold office until their successors are elected and qualified.

     2. To approve an amendment to the Fund's Articles of Incorporation, as amended, to provide for the authorization and issuance of preferred stock.

     3. To approve an amendment to the Fund's fundamental investment restriction regarding senior securities to provide that the Fund be permitted to issue preferred stock and other senior securities.

     4. To approve an amendment to the Fund's fundamental investment restriction regarding borrowings to clarify that senior securities do not constitute borrowings for purposes of such restriction.

     5. To ratify the selection of Ernst & Young LLP as independent auditor of the Fund for the fiscal year ending June 30, 2001.

     6. To transact such other business as may properly come before the meeting.


     The effectiveness of each of Proposals 2 and 3 is subject to, and conditioned upon, the approval of the other. The effectiveness of Proposal 4 is subject to, and conditioned upon, the effectiveness of Proposals 2 and 3; however, the effectiveness of Proposals 2 and 3 are not subject to, or conditioned upon, the effectiveness of Proposal 4.



     You will be entitled to vote at the meeting if you owned shares of the Fund at the close of business on July 6, 2000. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. SHAREHOLDERS OF RECORD MAY ALSO VOTE THEIR SHARES BY TELEPHONE, BY FAX OR VIA THE INTERNET BY FOLLOWING THE INSTRUCTIONS THAT APPEAR ON THE ENCLOSED BLUE PROXY CARD. IF YOU ATTEND THE MEETING AND PREFER TO VOTE IN PERSON, YOU WILL BE ABLE TO DO SO AND YOUR VOTE AT THE MEETING WILL REVOKE ANY PROXY YOU MAY HAVE SUBMITTED. YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SEND IN YOUR BLUE PROXY CARD TODAY.


                                            By Order of the Board of Directors

                                            /s/ NORI L. GABERT

                                            Nori L. Gabert
                                            Secretary


August 18, 2000

2929 Allen Parkway
Houston, Texas 77019

                            USLIFE INCOME FUND, INC.

                               2929 ALLEN PARKWAY
                               HOUSTON, TX 77019
                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of USLIFE Income Fund, Inc. (the "Fund") for use at the Annual Meeting of the Fund's shareholders on October 3, 2000 and at any adjournment or postponement thereof (the "Meeting"). The Meeting will be held in Meeting Room 1 of The Variable Annuity Life Insurance Company ("VALIC" or the "Adviser"), an indirect wholly-owned subsidiary of American General Corporation, Plaza Level, The Woodson Tower, 2919 Allen Parkway, Houston, Texas 77019 on Tuesday, October 3, 2000, at 2:00 p.m. local time.

     The Fund's shareholders of record as of the close of business on July 6, 2000 (the "Record Date"), are entitled to notice of and to vote at the Meeting on the following proposals:

     1. To elect three directors to hold office until their successors are elected and qualified.

     2. To approve an amendment to the Fund's Articles of Incorporation, as amended, to provide for the authorization and issuance of preferred stock.

     3. To approve an amendment to the Fund's fundamental investment restriction regarding senior securities to provide that the Fund be permitted to issue preferred stock and other senior securities.

     4. To approve an amendment to the Fund's fundamental investment restriction regarding borrowings to clarify that senior securities do not constitute borrowings for purposes of such restriction.

     5. To ratify the selection of Ernst & Young LLP as independent auditor of the Fund for the fiscal year ending June 30, 2001.

     6. To transact such other business as may properly come before the Meeting.


     The effectiveness of each of Proposals 2 and 3 is subject to, and conditioned upon, the approval of the other. The effectiveness of Proposal 4 is subject to, and conditioned upon, the effectiveness of Proposals 2 and 3; however, the effectiveness of Proposals 2 and 3 are not subject to, or conditioned upon, the effectiveness of Proposal 4.


     A COPY OF THE MOST RECENT ANNUAL REPORT FOR THE FUND IS ENCLOSED HEREIN.


     The Notice and Proxy Statement are being mailed to shareholders on or about August 18, 2000.


     Each full share outstanding on the Record Date is entitled to one vote with respect to each matter voted upon by the shareholders of the Fund. As of the Record Date, the Fund had 5,643,768 shares issued and outstanding.

     All costs associated with the Meeting, including the solicitation of proxies, will be borne by the Fund. Proxies may be solicited, without additional compensation, by directors, officers or employees of the Fund or

VALIC, by mail, telephone, fax, telegram, in person or otherwise. The Fund has retained the services of Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of $12,500 plus out-of-pocket expenses.

     The individuals named as proxies on the enclosed BLUE proxy card will vote in accordance with your directions as indicated thereon if your proxy is received properly executed. If you properly execute your BLUE proxy card and give no voting instructions, your shares will be voted FOR the approval of each of the proposals described in this Proxy Statement. You may revoke your proxy at any time prior to its exercise at the Meeting by written notice to the Fund, by execution of a subsequent proxy or by voting in person at the Meeting.

     A quorum, which is a majority of the Fund's issued and outstanding voting shares as of the close of business on the Record Date represented in person or by proxy, must be present for the transaction of business at the Meeting. In the event that a quorum is not present at the Meeting or a quorum is present at the Meeting but sufficient votes to approve each of the proposals are not received, the persons named as proxies may propose one or more adjournments of such Meeting to permit further solicitation of proxies with respect to such proposals. Any such adjournments will require the affirmative vote of a majority of those shares present at the Meeting or represented by proxy whether or not a quorum is present. In such case, the persons named as proxies will vote those proxies which they are entitled to vote for the proposals in favor of such an adjournment, and will vote those proxies required to be voted against the proposals against any such adjournment.

     If a shareholder participates in the Fund's Automatic Dividend Investment Plan ("Plan") and holds shares in his or her name in addition to the shares held in custody for the shareholder pursuant to the Plan, the proxy to vote shares registered in the shareholder's name will serve as instructions for voting shares held in custody for the shareholder pursuant to the Plan. If a shareholder does not send a proxy to vote the shares registered in his or her name, the shares held for the shareholder's account in the Plan will not be voted.

     Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present and will have the same effect as a vote against proposals 2, 3 and 4 but will not be counted as votes cast for purposes of determining whether sufficient votes have been received to approve proposals 1 and 5. Abstentions and broker non-votes will not be voted for or against any adjournment; accordingly, abstentions and broker non-votes effectively will be a vote against adjournment.

     YOUR VOTE AT THE MEETING IS ESPECIALLY IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED BLUE PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY. ALTERNATIVELY, SHAREHOLDERS OF RECORD MAY VOTE BY TELEPHONE, BY FAX OR VIA THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED BLUE PROXY CARD.

     IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, only it can sign a BLUE proxy card with respect to your shares and only upon specific instructions from you. Please contact the person responsible for your account and give instructions for a BLUE proxy card to be signed for your shares of the Fund's stock.

     If you have any questions or need assistance in voting your shares, please call the firm assisting the Fund in the solicitation of proxies:

                                   GEORGESON
                        SHAREHOLDER COMMUNICATIONS INC.

                                17 STATE STREET
                            NEW YORK, NEW YORK 10004
                 BANKS AND BROKERS CALL COLLECT: (212) 440-9800
                   ALL OTHERS CALL TOLL FREE: 1-800-223-2064

                    PROPOSAL 1: ELECTION OF THREE DIRECTORS

A. BACKGROUND INFORMATION

     The Board is divided into three classes of directors, each class serving for three years. The term of one class expires each year and no term shall continue for more than three years after the applicable election. This type of classification may prevent replacement of a majority of the Directors for up to a two-year period. The foregoing is subject to the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), Maryland law, and the Bylaws of the Fund (the "Bylaws").

     If any of the nominees named below shall be unable or unwilling to stand for election, it is the intention of the persons named in the accompanying form of proxy to vote for the election of such other person or persons as shall be determined by the Board in accordance with its judgment. The Fund however, has no reason to believe that it will be necessary to designate a substitute nominee.

     The following tables set forth certain information regarding each nominee and those directors whose current terms will not expire in 2000.

B. NOMINEE INFORMATION

                                                                                                    EXPIRATION
                                                                                                    OF TERM IF
                                   POSITIONS WITH                   BUSINESS EXPERIENCE            ELECTED AS A
NAME AND BIRTH DATE                 FUND AND TERM               DURING THE LAST FIVE YEARS           DIRECTOR
-------------------                --------------               --------------------------         ------------
Dr. Timothy J. Ebner          Director since 1998         Professor and Head, Department of            2003
07/15/49                                                  Neuroscience, and Visscher Chair of
                                                          Physiology, University of Minnesota
                                                          (1998-Present). Formerly, Director,
                                                          Graduate Program in Neuroscience,
                                                          University of Minnesota (1995-1999);
                                                          Consultant to EMPI Inc. (manufacturer
                                                          of medical products) (1994-1995); and
                                                          Medtronic Inc. (manufacturer of medical
                                                          products) (1997-1998).(1)(2)
Dr. John Wm. Lancaster        Director since 1997         Pastor Emeritus and Director of Planned      2003
12/15/23                                                  Giving, First Presbyterian Church,
                                                          Houston, Texas (1996-Present).(1)
Dr. John E. Maupin, Jr.       Director since 1998         President, Meharry Medical College,          2003
10/28/46                                                  Nashville, Tennessee (1994-Present);
                                                          Nashville Advisory Board Member, First
                                                          American National Bank (1996-Present);
                                                          Director, Monarch Dental Corporation
                                                          (1997-Present) and LifePoint Hospitals,
                                                          Inc. (1998-Present).(1)(2)

C. OTHER DIRECTORS


                                   POSITIONS WITH                   BUSINESS EXPERIENCE             EXPIRATION
NAME AND BIRTH DATE                 FUND AND TERM               DURING THE LAST FIVE YEARS           OF TERM
-------------------                --------------               --------------------------         ------------
Kent E. Barrett*              Executive Vice President    Executive Vice President and Chief           2001
09/20/56                      and Director since 1999     Financial Officer, VALIC and American
                                                          General Annuity Insurance Company
                                                          (1999-Present); Executive Vice
                                                          President and Director or Trustee of
                                                          other investment companies advised by
                                                          VALIC (1999-Present). Formerly,
                                                          Executive Vice President and Chief
                                                          Financial Officer, American General
                                                          Life & Accident Insurance Company
                                                          ("AGLA") (1998-1999); Senior Vice
                                                          President -- Finance and Treasurer,
                                                          AGLA (1997-1998); Senior Vice
                                                          President -- Controller and Treasurer,
                                                          AGLA (1994-1997).(1)
Dr. Judith L. Craven          Director since 1998         Retired Administrator. Director, Compaq      2001
10/06/45                                                  Computer Corporation (1992-Present),
                                                          Luby's Inc. (1998-Present), A.H. Belo
                                                          Corporation (journalism, TV and radio)
                                                          (1992-Present) and SYSCO Corporation
                                                          (marketing and distribution of food)
                                                          (1996-Present). Formerly, President,
                                                          United Way of Texas Gulf Coast
                                                          (1992-1998); Director, Houston Branch,
                                                          Federal Reserve Bank of Dallas
                                                          (1992-2000).(1)(2)
Dr. Norman Hackerman          Director since 1997         Chairman -- Scientific Advisory Board        2001
03/02/12                                                  for The Robert A. Welch Foundation
                                                          (1983-Present); Director,
                                                          Electrosource, Inc. (develops,
                                                          manufactures and markets energy storage
                                                          products); President Emeritus, Rice
                                                          University, Houston, Texas
                                                          (1985-Present).(1)
Ben H. Love                   Director since 1997         Retired. Formerly, Director, Mid-            2001
09/26/30                                                  American (waste products) (1993-1997)
                                                          and Chief Executive, Boy Scouts of
                                                          America (1985-1993).(1)(2)

                                   POSITIONS WITH                   BUSINESS EXPERIENCE             EXPIRATION
NAME AND BIRTH DATE                 FUND AND TERM               DURING THE LAST FIVE YEARS           OF TERM
-------------------                --------------               --------------------------         ------------
Judge Gustavo E. Gonzales,    Director since 1998         Municipal Court Judge, Dallas, Texas         2002
Jr.                                                       (1995-Present); Director, Downtown
07/27/40                                                  Dallas YMCA Board (1996-Present) and
                                                          Dallas Easter Seals Society
                                                          (1997-2000). Formerly, private attorney
                                                          (litigation) (1980-1995); Director,
                                                          Dallas Easter Seals Society
                                                          (1997-2000).(1)(2)
Alice T. Kane*                Chairman of the Board       President of American General Fund           2002
01/16/48                      since 2000 and President    Group (1999-Present). Formerly,
                              and Director since 1999     Executive Vice President, American
                                                          General Investment Management, L.P.
                                                          ("AGIM") (1998-1999); Executive Vice
                                                          President, New York Life Insurance
                                                          Company (1994-1998). President of other
                                                          investment companies advised by
                                                          VALIC.(1)(2)
Dr. F. Robert Paulsen         Director since 1997         Dean and Professor Emeritus, University      2002
07/05/22                                                  of Arizona, Tucson, Arizona
                                                          (1983-Present).(1)

---------------

 * Considered an "interested person" as defined in Section 2(a)(19) of the 1940 Act, specifically because of his or her capacity as an officer or director of VALIC, or one of VALIC's affiliates. Any director who is not an interested person of the Fund may be referred to hereafter as an "Independent Director".

(1) A Director or Trustee of American General Series Portfolio Company ("AGSPC") and American General Series Portfolio Company 3 ("AGSPC 3"), each an open-end investment company for which VALIC serves as the investment adviser.

(2) A Trustee of North American Funds ("NAF"), an open-end investment company for which an affiliate of VALIC serves as investment adviser.

D. SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Fund is required to identify any director or officer who failed to timely file forms with the Securities and Exchange Commission (the "SEC") and The New York Stock Exchange reporting their affiliation with the Fund, and ownership and changes in ownership of the Fund's shares.


     Each such person is required by SEC regulations to furnish the Fund with copies of all such forms they file. Based on a review of these forms furnished to the Fund, the Fund believes that during its last fiscal year, each such person complied with the reporting requirements, except that the following officers and directors of the Fund or the Adviser filed their Form 3 late:
Albert Gutierrez, Alice Kane and Todd Spillane.

E. BOARD OF DIRECTORS' COMMITTEES AND MEETINGS

     The Board has appointed an Audit Committee and a Nominating Committee, but has not appointed a Compensation Committee. The functions of the Nominating Committee have been performed by four of the current Board members. Shareholders may submit written recommendations to the Board regarding nominees for director, although the Board expects to be able to identify an ample number of qualified candidates. The Nominating Committee currently consists of Mr. Love (Chairman), Dr. Craven, Judge Gonzales and Dr. Hackerman.

     The Audit Committee selects, and recommends for approval by the Board and the shareholders, the audit firm to be retained as independent auditor by the Fund. The Audit Committee consults with the Fund's independent auditor regarding the plan and scope of the audit, the adequacy of the Fund's internal accounting procedures and controls and all matters relevant to the audit services provided to the Fund. The Audit Committee also reviews the fees charged by the auditor and the results of the audit. The Audit Committee currently consists of Dr. Lancaster (Chairman), Dr. Hackerman, Dr. Maupin, Dr. Paulsen and Mr. Love.

     During the fiscal year ended June 30, 2000, the Board met nine times at special and regularly scheduled meetings. During the fiscal year ended June 30, 2000, the Audit Committee met two times, and the Nominating Committee met one time. There are no incumbent members of the Board, other than Mr. Barrett, who, during the last fiscal year of the Fund, attended fewer than 75% of the aggregate meetings of the Board or its committees on which they serve.

F. EXECUTIVE COMPENSATION

     Members of the Board receive an annual retainer of $2,000, $500 for each Board meeting attended in person and $250 for each Board meeting conducted by telephone. Audit Committee and Nominating Committee members receive an additional $250 for each committee meeting attended. Committee chairs receive an additional $250 for each committee meeting chaired. Directors who are officers of the Fund are not compensated for their service on the Board.


     During the fiscal year ended June 30, 2000, the Fund paid $50,000 to VALIC, the investment adviser, in reimbursement of compensation and other expenses attributable to the offices of the Fund's Secretary and Treasurer as provided under the investment advisory agreement between the Fund and VALIC.

                               COMPENSATION TABLE

                                                          PENSION OR RETIREMENT
                                            AGGREGATE      BENEFITS ACCRUED AS    TOTAL COMPENSATION FROM
                                           COMPENSATION       PART OF FUND         FUND AND FUND COMPLEX
NAME OF PERSON, POSITION                    FROM FUND           EXPENSES           PAID TO DIRECTORS(2)
------------------------                   ------------   ---------------------   -----------------------
Kent E. Barrett, Director(1).............     $    0               $0                     $     0
Dr. Judith L. Craven, Director...........      6,595                0                      51,700
Dr. Timothy J. Ebner, Director...........      6,282                0                      50,950
Judge Gustavo E. Gonzales, Jr.,
  Director...............................      5,595                0                      47,950
Dr. Norman Hackerman, Director...........      6,690                0                      52,450
Alice T. Kane, Chairman(1)...............          0                0                           0
Dr. John Wm. Lancaster, Director.........      6,690                0                      52,200
Ben H. Love, Director....................      6,754                0                      52,950
Dr. John E. Maupin, Jr., Director........      6,313                0                      51,200
Dr. F. Robert Paulsen, Director..........      6,377                0                      51,700
Dr. R. Miller Upton, Director(3).........      2,563                0                      17,745

---------------

(1) Mr. Barrett and Ms. Kane are affiliated persons of VALIC and are not eligible for compensation or retirement benefits from the Fund.

(2) The Fund is part of a fund complex which also includes AGSPC, AGSPC 3 and NAF.

(3) Dr. R. Miller Upton retired as a director as of December 3, 1999.

G. EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

     The following table sets forth certain information concerning the executive officers of the Fund other than those officers previously named as nominees or directors above.


NAME AND DATE OF BIRTH     POSITION(S) WITH FUND AND TERM      BUSINESS EXPERIENCE DURING THE LAST 5 YEARS
----------------------  ------------------------------------   -------------------------------------------
Peter V. Tuters         Vice President and Senior Investment   Executive Vice President, Trading and
  04/18/52              Officer since 2000 and Senior          Portfolio Management, AGIM (1998-Present).
                        Investment Officer since 1999          Formerly, Vice President and Chief
                                                               Investment Officer (1993-1998); Director of
                                                               the Fund (1993-1998); Senior Vice President
                                                               and Chief Investment Officer, American
                                                               General Corporation (1993-1998).

NAME AND DATE OF BIRTH     POSITION(S) WITH FUND AND TERM      BUSINESS EXPERIENCE DURING THE LAST 5 YEARS
----------------------  ------------------------------------   -------------------------------------------
Pauletta P. Cohn        Vice President since 1999              Deputy General Counsel and Assistant
  06/06/48                                                     Secretary of American General Corporation
                                                               (2000-Present); Associate General Counsel
                                                               and Assistant Secretary, American General
                                                               Life Companies (1998-Present); Senior
                                                               Attorney, American General Corporation
                                                               (1993-1998).
Nori L. Gabert          Secretary since 2000 and Vice          Associate General Counsel, American General
  08/15/53              President since 1998                   Financial Group (1997-Present); Vice
                                                               President and Secretary of AGSPC and AGSPC
                                                               3 (1998-Present). Formerly, Vice President
                                                               and Assistant Secretary of AGSPC
                                                               (1997-2000); Vice President and Assistant
                                                               Secretary of AGSPC 3 (1998-2000); Of
                                                               Counsel, Winstead Sechrest & Minick P.C.
                                                               (1997); Vice President and Associate
                                                               General Counsel of Van Kampen, Inc.
                                                               (1981-1996).
Gregory R. Seward       Treasurer since 1997                   Vice President -- Variable Product
  06/27/56                                                     Accounting, AGIM (1998-Present); Assistant
                                                               Controller, VALIC (1991-1998); Treasurer,
                                                               AGSPC (1991-Present) and AGSPC 3
                                                               (1998-Present).
Kathryn A. Pearce       Assistant Treasurer since 1997         Director -- Mutual Fund Administration,
  02/05/47                                                     AGIM (1999-Present); Associate
                                                               Director -- Fund Accounting, VALIC
                                                               (1996-1999); Assistant Controller, AGSPC
                                                               (2000-Present), and AGSPC 3 (1998-Present).
                                                               Formerly, Controller, AGSPC (1996-2000) and
                                                               AGSPC 3 (1998-2000); Supervisor -- Mutual
                                                               Fund Accounting, Van Kampen, Inc.
                                                               (1977-1996).

NAME AND DATE OF BIRTH     POSITION(S) WITH FUND AND TERM      BUSINESS EXPERIENCE DURING THE LAST 5 YEARS
----------------------  ------------------------------------   -------------------------------------------
Jaime M. Sepulveda      Assistant Treasurer since 1998         Director -- Variable Product Accounting and
  01/09/52                                                     Financial Reporting, AGIM (1998-Present);
                                                               Assistant Treasurer, AGSPC and AGSPC 3
                                                               (1998-Present). Formerly, Accounting
                                                               Manager, Metro Networks, Inc. (1997-1998);
                                                               Controller and Investment Officer, Port of
                                                               Houston Authority (1994-1997).
Todd L. Spillane        Chief Compliance Officer since 2000    Chief Compliance Officer, AGIM
  12/20/58                                                     (1999-Present). Formerly, Director of
                                                               Compliance, Nicholas Applegate Capital
                                                               Management (1994-1999).
Charles H. Clines       Vice President and Tax Officer since   Vice President and Tax Officer, Corporate
  11/24/61              2000                                   Tax Department, American General
                                                               Corporation (2000-Present). Formerly,
                                                               Partner -- Financial Services Tax Practice,
                                                               KPMG, LLP (1985-1999).
Timothy T. Janszen      Vice President since 2000              Vice President, Public High Yield Portfolio
  04/01/64                                                     Manager, AGIM (1999-Present). Formerly,
                                                               Senior Vice President of Research,
                                                               Pacholder Associates, Inc. (1996-1999) and
                                                               Senior Investment Manager, AGIM
                                                               (1995-1996).
Gregory R. Kingston     Assistant Treasurer since 1999         Vice President, Fund Accounting, AGIM
  01/18/66                                                     (1999-Present). Formerly, Assistant
                                                               Treasurer,


     The business address of each officer, other than Ms. Kane, is 2929 Allen Parkway, Houston, Texas 77019. Ms. Kane's business address is 125 Maiden Lane, New York, New York 10038.

REQUIRED VOTE

     The election of Directors requires the affirmative vote of a majority of the votes cast at the Meeting, provided a quorum is present.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE FUND'S SHAREHOLDERS VOTE "FOR" THE ELECTION OF ALL OF THE FUND'S NOMINEES TO THE BOARD.

                      INTRODUCTION TO PROPOSALS 2, 3 AND 4

     The Board has unanimously determined that it is advisable that the Fund be authorized to issue shares of preferred stock having such terms, conditions and obligations for each such class or series as may be determined by the Board. The purpose of authorizing the Fund to issue preferred stock is to enhance the Fund's ability to achieve its investment objective of a high level of current income for shareholders. In order to authorize the Fund to issue preferred stock, it is necessary for the Fund to amend its Articles of Incorporation, as amended (the "Articles of Incorporation"), and to make changes to certain of its fundamental investment restrictions.


     THE BOARD WILL ONLY AUTHORIZE THE ISSUANCE OF PREFERRED STOCK IF IT BELIEVES THAT SUCH ISSUANCE IS LIKELY TO ENHANCE THE AMOUNT OF INCOME PAYABLE TO THE HOLDERS OF THE FUND'S COMMON STOCK. The issuance of preferred stock is a form of financial leverage that can work to the advantage of holders of shares of the Fund's common stock. If the investment return to the Fund on the assets purchased with the proceeds of a preferred stock issuance is greater than the dividend rate on the preferred stock and the costs and expenses of the preferred stock, the excess return would benefit the common shareholders by enhancing common stock dividends and potentially the common stock net asset value and share price. If the investment return to the Fund on the assets purchased with the proceeds of a preferred stock issuance is less than the dividend rate on the preferred stock and the costs and expenses of the preferred stock, the dividends paid by the Fund to the common shareholders may be decreased and the common stock net asset value and share price may be negatively affected.


     The Fund is seeking approval to amend the Articles of Incorporation to provide that the Fund be authorized to issue shares of preferred stock at this time so that it will have the benefit of not having to seek shareholder approval when and if it decides to issue the preferred stock. The proposed changes to certain of the Fund's fundamental investment restrictions will allow the Fund to issue senior securities both in the form of preferred stock and in the form of debt securities to the full extent permitted by the 1940 Act. The Fund does not currently intend to issue debt securities, but may do so in the future. Not having to seek shareholder approval at the time the Fund determines to issue preferred stock or debt securities will allow the Fund quickly and decisively to pursue opportunities it believes will enhance performance for the common shareholders. These opportunities might be lost if the Fund were required to go through the time-consuming process of obtaining shareholder approval at that time.


     As discussed below under the caption "Benefits and Risks of Issuance of Senior Securities," the issuance of preferred stock will result in an increase in the investment advisory fee payable to VALIC by the Fund and attributable to the holders of common stock. However, during the one year period ending on the first anniversary of the issuance of any preferred stock, VALIC will waive its rights to any investment advisory fee attributable to the assets of the Fund representing the liquidation preference of any preferred stock issued and the income of the Fund resulting from the investment of the proceeds of any preferred stock issued.


ANTICIPATED TERMS OF THE PREFERRED STOCK


     Any preferred stock authorized for issuance in the future by the Board will have such terms, conditions and obligations as approved by the Board at that time, which terms, conditions and obligations will be subject to market conditions, negotiations with potential preferred investors and the requirements of the 1940 Act. As a result, the terms, conditions and obligations of the preferred stock have not been determined at the present time. If the Fund's shareholders authorize the issuance of preferred stock, the shareholders will be conferring on the Board the authority to set the terms, conditions and obligations for each class or series as may be determined by the Board prior to the issuance of shares of preferred stock. However, the Fund currently anticipates that, under current market conditions, in addition to the terms required by the 1940 Act, the preferred stock would incorporate some or all of the terms and conditions discussed below.



     Issue Size. Under current market conditions, the Fund may seek to raise an amount up to approximately one-third of total net assets, after giving effect to the receipt of preferred stock proceeds. Based on net asset value as of June 30, 2000, this would mean one or more issuances of an aggregate size of up to approximately $25.3 million.



     Offering. In order to avoid the high costs associated with a public offering, the Fund would attempt to place the preferred stock privately with a limited number of institutional investors. The Fund does not expect that such investors would be affiliates of the Fund (other than affiliation resulting from the investment) or that such investors would have any agreement or understanding with respect to voting the preferred stock. The Fund will sell shares of preferred stock to an affiliate of the Fund only if both such sale and the terms, conditions and obligations of such preferred stock have been approved by a majority of the directors who are not interested persons of either the Fund or the affiliated person.



     Dividend Rate. In today's interest rate environment, the Fund would seek to lock-in a fixed rate at a spread over comparable duration treasury securities. The lower the dividend rate, the greater the possibility that any investment income or gains that the Fund earns from the proceeds of the preferred stock will be in excess of the dividend rate and the costs and expenses of the preferred stock, and the higher the dividend rate, the greater the possibility that any investment income or gains that the Fund earns from the proceeds of the preferred stock will be less than the dividend rate and the costs and expenses of the preferred stock. See "Benefits and Risks of Issuance of Senior Securities" below.


     Optional Redemption. The Fund expects that the preferred stock would be redeemable by the Fund at its option. Optional redemption would likely require the payment of a premium, and it is possible that the Fund would not be permitted to redeem the preferred stock at its option for some initial period.

     Mandatory Redemption. The Fund would likely be required to redeem preferred stock to the extent necessary to maintain various financial tests. The Fund expects that it would be required to redeem the preferred stock at its stated liquidation preference on a date specific approximately five-to-ten years after the date of original issuance. Other mandatory redemption provisions, with or without a premium, may be appropriate.


     Credit Quality. The Fund expects that the preferred stock would be rated investment grade or be unrated but have comparable credit quality. The Fund may sell certain of its portfolio securities and agree to various financial and operating constraints as a condition to obtaining and maintaining such a credit rating. Such constraints might include maintaining a minimum average credit quality rating for the Fund's portfolio securities, or similar provisions. In the event that the Fund issues preferred stock that is below investment grade quality, the dividend rate applicable to the preferred stock will likely be higher than the rate for investment grade preferred stock. A higher preferred stock dividend rate would require the Fund to earn more on the investment of the proceeds of the preferred stock in order for common shareholders to experience the potential benefits of leverage. See "Benefits and Risks of Issuance of Senior Securities" below.

     The 1940 Act requires that any preferred stock issued by the Fund contain certain terms, which are discussed below.

ISSUANCES OF SENIOR SECURITIES -- 1940 ACT REQUIREMENTS

     The 1940 Act permits a registered closed-end investment company such as the Fund to issue senior securities, and to sell senior securities of which it is the issuer, under certain circumstances as summarized below.

     First, such issuance must be consistent with the fundamental investment restrictions and any other fundamental policies of the investment company.

     If the senior securities are stock ("preferred stock"), then the following requirements must be met:

          (a) the preferred stock must have an asset coverage (meaning the ratio which the value of the total assets of the investment company, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of debt securities of such company plus the involuntary liquidation preference of the preferred stock of such company) of at least 200% immediately after such issuance or sale;

          (b) provision must be made to prohibit the declaration of any dividend (other than a dividend payable in common stock) or the declaration of any other distribution upon the common stock of the company, or the purchase of any such common stock, unless, after giving effect to such action, the preferred stock has an asset coverage of at least 200%;

          (c) provision must be made to entitle the holders of the preferred stock, voting as a class, to elect at least two directors at all times, and, subject to the prior rights, if any, of the holders of any debt securities outstanding, to elect a majority of the directors if at any time dividends on the preferred stock are unpaid in an amount equal to two full years' dividends, and to continue to be so represented until all dividends in arrears are paid or otherwise provided for;

          (d) provision must be made requiring approval by the vote of a majority of the outstanding shares of the preferred stock (which, as defined under the 1940 Act, means the lesser of (i) 67% of the shares present at the meeting if a quorum is present or (ii) more than 50% of the outstanding shares), voting as a class, of any plan of reorganization adversely affecting the preferred stock; of any action to change the classification of the investment company from a non-diversified to a diversified company; of any action to change its classification from a closed-end investment company to an open-end investment company; or of any action to borrow money, issue senior securities, underwrite securities of other persons, purchase or sell real estate or commodities or make loans to other persons (all other than as authorized in such company's registration statement under the 1940 Act), deviate from fundamental investment restrictions or other fundamental policies or change the nature of the business of such company so as to cease to be an investment company; and

          (e) the class of stock must have complete priority over any other class as to distribution of assets and payment of dividends, which dividends must be cumulative.

     If the class of senior securities represents an indebtedness ("debt securities"), then the following requirements must be met:

          (a) the debt securities must have an asset coverage (meaning the ratio which the value of the total assets of the investment company, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of debt securities) of at least 300% immediately after issuance or sale of the debt securities;

          (b) provision must be made to prohibit the declaration of any dividend (other than a stock dividend) or the declaration of any other distribution upon any class of the capital stock of the investment company, or the purchase of any capital stock by the company, unless, after giving effect to such action, the debt securities have an asset coverage (at the time of the declaration or purchase and after deducting the amount of such dividend, distribution or purchase price) of at least 300%; and

          (c) provision must be made either that:

             (i) if on the last business day of each of 12 consecutive calendar months the debt securities have an asset coverage of less than 100%, the holders of the securities voting as a class will be entitled to elect at least a majority of the members of the board of directors of the investment company, until the debt securities have an asset coverage of at least 110% on the last business day of three consecutive calendar months, or

             (ii) if on the last business day of each of twenty-four consecutive calendar months the debt securities have an asset coverage of less than 100%, an event of default shall be deemed to have occurred.

     The 1940 Act limits a registered closed-end investment company such as the Fund to one class of debt securities and to one class of senior stock, except that (i) any such class may be issued in one or more series so long as no series has a preference or priority over any other series upon the distribution of the assets of the company or in respect of the payment of interest or dividends and
(ii) promissory notes or other evidences of indebtedness issued in consideration of any loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed, are not deemed to be a separate class of debt securities. In addition, debt securities do not include any promissory note or other evidence of indebtedness for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the investment company at the time the loan is made.

     As of June 30, 2000, the Fund had total assets of $51,790,550 and total liabilities of $1,199,625 and had no borrowings outstanding. Accordingly, as of such date, consistent with the asset coverage requirements of the 1940 Act, the Fund could issue senior securities representing shares of preferred stock and debt securities having a combined involuntary liquidation preference and an aggregate principal amount of debt not to exceed approximately $50,590,925. The foregoing calculation assumes that the proceeds from the sale of the shares of preferred stock and debt securities (which would become part of the total assets of the Fund) are equal to the involuntary liquidation preference of the shares of preferred stock and aggregate principal amount of the debt securities. As stated under "Introduction to Proposals 2, 3 and 4 -- Anticipated Terms of the Preferred Stock -- Issue Size," under current market conditions, and at the Fund's current net asset value, the Fund does not currently intend to issue preferred stock in one or more issuances of an aggregate size in excess of

$25.3 million. In addition, as stated under "Introduction to Proposals 2, 3 and 4," the Fund does not currently intend to issue debt securities, but may do so in the future.


BENEFITS AND RISKS OF ISSUANCE OF SENIOR SECURITIES


     A leveraged capital structure, which would result from the issuance of senior securities (preferred stock or debt securities), creates certain special benefits and risks not associated with unleveraged funds having similar investment objectives and policies. Increased leverage could result in greater volatility of the net asset value and share price of the Fund. In addition, the issuance of preferred stock involves offering expenses and other costs to the Fund (e.g., underwriting commissions, rating agency fees and organization expenses), which expenses and costs will be borne by the holders of common stock. If the Fund were to issue preferred stock or debt securities and incur an obligation to pay dividends or interest, any investment income or gains that the Fund earns from the proceeds of such issuance which is in excess of the sum of dividends or interest due on the senior securities and costs and expenses thereof will cause the net asset value of the Fund's shares to increase to a greater extent than would otherwise be the case. Conversely, if the return on the proceeds of such issuance fails to cover the sum of dividends or interest due on the issued senior securities and costs and expenses thereof, the net asset value of the Fund would be lower than would otherwise be the case, resulting in a possible reduction of dividends paid by the Fund to the holders of its shares of common stock.


     Successful use of leveraging may depend on the Adviser's ability to predict correctly interest rates and market movements, and there can be no assurance that a leveraging strategy will be successful during any period in which it is employed. The Fund expects to invest the proceeds of any offering of senior securities primarily in securities of issuers that have below investment grade credit quality. This would have the effect of increasing the proportion of the Fund's assets that are invested in such below investment grade securities. Such securities involve greater credit risk than higher grade securities. Because any senior securities would be senior to the common stock in terms of payment of interest or dividends and distribution of assets, any increased risk associated with the larger portion of below investment grade investments would be borne by the holders of common stock. The Fund intends to issue preferred stock or senior debt securities only if the Board determines in light of all relevant circumstances that to do so would be in the best interests of the Fund and its shareholders.

     The mandatory asset coverage requirements of the 1940 Act could also pose certain risks for the holders of shares of common stock. If the Fund's asset coverage for any preferred stock or debt security falls below the requirements of the 1940 Act, the Fund would be unable to pay dividends on its common stock. Furthermore, under adverse market conditions the Fund might have to sell portfolio securities to service the preferred stock or debt securities at a time when investment considerations would not favor such sales.

     In addition to potential economic dilutive effects, the holders of shares of common stock would realize voting dilution as a result of the issuance of preferred stock since the preferred stock would be able to vote together with the common stock on all general matters. Furthermore, the class voting requirements for the preferred stock could make it more difficult for the Fund to take certain actions that may, in the future, be proposed by the Board and/or holders of shares of common stock, such as a merger, exchange of securities, liquidation or alteration of the rights of a class of the Fund's securities if such actions would be adverse to the preferred stock, or such as changing to an open-end investment company or acting inconsistently with its fundamental investment restrictions or other fundamental policies or ceasing to be an investment company. Mandatory redemption requirements may make it more difficult or costly for the Fund to take certain actions.

Under the 1940 Act, an open-end investment company may not issue any senior security (other than certain bank borrowings) and, as a result, prior to converting to an open-end investment company the Fund would likely be required to redeem or repurchase any senior securities that it had issued.

     The investment advisory fee payable to VALIC has two components, one based on a percentage of the Fund's adjusted net assets and the other based on a percentage of the Fund's net investment income, after interest expenses. Because the liquidation preference of any preferred stock issued will not be a liability of the Fund, issuance of preferred stock will result in an increase in the Fund's adjusted net assets. Similarly, the Fund expects to earn additional net investment income from the investment of the proceeds from any preferred stock issued.

     As a result, issuance of preferred stock will result in an increase in both components of the investment advisory fee payable to VALIC by the Fund and attributable to the holders of common stock; however, the investment advisory fees as a percentage of the Fund's net assets would not change as a result of the issuance of any preferred stock. Furthermore, during the one year period ending on the first anniversary of the issuance of any preferred stock, VALIC will waive its rights to any investment advisory fee attributable to the assets of the Fund representing the liquidation preference of any preferred stock issued and the income of the Fund resulting from the investment of the proceeds of any preferred stock issued. Thereafter, VALIC has agreed that the second component of the advisory fee may be computed by deducting the amount of dividend payments made on any outstanding preferred stock for purposes of determining the Fund's net investment income.

     If the preferred stock issued by the Fund is convertible into shares of the Fund's common stock, the net income per share of common stock and net asset value per share of common stock may be reduced if these securities are so converted. Such income dilution would occur if the Fund was able to realize income on the proceeds received from the preferred stock issuance in excess of the dividend rate on the preferred stock. Such net asset value dilution would occur if the preferred stock was converted at a time when the net asset value per share of the Fund's common stock was greater than the conversion price. New York Stock Exchange rules would in certain circumstances require shareholder approval of the issuance of convertible preferred stock.

     The staff of the SEC has taken the position that the 1940 Act prohibits a registered closed-end investment company from issuing a convertible security, the conversion feature of which predominates among such security's investment characteristics. Accordingly, the Board will consider such position in connection with its authorizing the issuance and sale of any convertible security by the Fund, and the SEC staff would be given an opportunity to review the attributes of any proposed convertible security before it is issued and sold by the Fund.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     General. Set forth below is a general description of certain federal income tax consequences to the Fund and to the holders of shares of common stock of the Fund with respect to the issuance by the Fund of the preferred stock. The description assumes that the Fund will continue to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), as it did in its most recent fiscal year, so as to be relieved of federal income tax on net investment income and net capital gains distributed to shareholders. If the Fund were prohibited from paying dividends on its common stock by the asset coverage requirements of the preferred stock described above, its ability to meet the qualification requirements of the Code might be impaired. The Fund expects, however, that to the extent possible it would purchase or redeem shares of preferred stock to allow it to pay dividends sufficient to eliminate an entity level tax. If the Fund failed to qualify for taxation as a regulated investment company under the Code in any taxable year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net capital gains, would be taxable to shareholders as ordinary income. In addition, the Fund could be required to recognize unrealized gains, pay taxes and interest charges and make distributions before re-qualifying for taxation as a regulated investment company.

     Deduction for Dividends Paid by the Fund. As a regulated investment company, the Fund is generally entitled to a deduction for dividends paid to its shareholders out of its ordinary income. Under the Code, a distribution will not qualify for the deduction for dividends paid unless the distribution is pro rata, with no preferences to any share of the Fund as compared with other shares of the same class, and with no preference to one class of shares as compared with another class except to the extent that the former is entitled (without reference to waivers of their rights by shareholders) to such preference. The Fund intends to make distributions in a manner that will allow such distributions to qualify for the dividends paid deduction.

         PROPOSAL 2: AMENDMENT TO THE FUND'S ARTICLES OF INCORPORATION,
                  AS AMENDED, TO PROVIDE FOR THE AUTHORIZATION
                        AND ISSUANCE OF PREFERRED STOCK

BACKGROUND

     On March 2, 2000, the Board, by a unanimous vote, determined that it is advisable that the Articles of Incorporation be amended to provide that the Fund be authorized to issue shares of preferred stock and that such proposed amendment to the Articles of Incorporation be submitted for consideration and approval by the Fund's shareholders. On July 18, 2000, the Board unanimously reaffirmed this determination.

     The Articles of Incorporation currently authorize the Fund to issue ten million shares of common stock. The proposed amendment to the Articles of Incorporation, if approved, will authorize the Fund to issue five million shares of preferred stock and will authorize the Board to issue all or any shares of the preferred stock in one or more classes or series, and to fix the relevant terms, conditions and obligations for each such class or series to the extent permitted by law.


     For a discussion of the potential benefits and risks of the Fund issuing preferred stock, the requirements of the 1940 Act for any preferred stock and certain potential terms and conditions of preferred stock that may be issued by the Fund, see "Introduction to Proposals 2, 3 and 4" above.


     If the shareholders approve the amendment, Article FIFTH of the Articles of Incorporation will be amended to read in its entirety as follows:

        The total number of shares of stock which the corporation shall have authority to issue is fifteen million (15,000,000) shares, of which ten million (10,000,000) shares shall be Common Stock, of the par value of One Dollar ($1.00) each, and five million (5,000,000) shares shall be Preferred Stock, of the par value of One Dollar ($1.00) each.

        The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the General Corporation Law of Maryland and the Investment Company Act of 1940, as amended.

     The circumstances that the Board will consider before issuing shares of preferred stock include not only the dividend rate on the preferred stock but also such matters as the terms on which the Fund can redeem the preferred stock, and the ability of the Fund to meet the asset coverage tests and other requirements imposed by the 1940 Act and the rating agencies for such preferred stock. The Board will only authorize the issuance of preferred stock if it believes that such issuance is likely to enhance the amount of income payable to the holders of the Fund's common stock.

REQUIRED VOTE

     The proposed amendment to the Articles of Incorporation requires the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE FUND'S SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE FUND'S ARTICLES OF INCORPORATION, AS AMENDED, TO PROVIDE FOR THE AUTHORIZATION AND ISSUANCE OF PREFERRED STOCK.

      PROPOSAL 3: AMENDMENT TO THE FUND'S INVESTMENT RESTRICTION REGARDING
                       THE ISSUANCE OF SENIOR SECURITIES

BACKGROUND

     On March 2, 2000, the Board, by a unanimous vote, determined that it is advisable that the Fund's fundamental investment restriction regarding senior securities be amended to provide that the Fund be allowed to issue preferred stock and other senior securities. On July 18, 2000, the Board unanimously reaffirmed this determination. Fundamental investment restrictions may not be changed without a vote of the shareholders of the Fund.

     This proposed change to the fundamental investment restriction regarding senior securities is designed to provide the Fund with greater opportunities to enhance performance for the holders of shares of common stock of the Fund. The proposed amendment would ensure that the Fund's fundamental policy concerning senior securities affords it the maximum ability to adapt to economic, market and regulatory conditions as they arise.

     The Fund currently is generally prohibited from issuing senior securities. The current restriction provides as follows:

        The Fund will not issue any senior securities (as defined in the Investment Company Act of 1940 as amended), except insofar as any borrowing permitted under the Fund's investment restriction relating to borrowing might be considered to be the issuance of senior securities.

     The proposed amendment would replace the current restriction relating to the issuance of senior securities, with the following:

        The Fund will not issue any senior securities (as defined in the Investment Company Act of 1940, as amended), except to the extent permitted by applicable law.

     Although the definition of "senior security" involves complex statutory and regulatory concepts, a senior security is considered generally to be an obligation of the Fund that has a claim to the assets or earnings of the Fund that takes priority over the claims of the holders of common stock. The term senior security does not, however, include any promissory note or other evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding five percent of the value of the Fund's total assets at the time the loan is made. Such loans are governed by the Fund's borrowing restriction and are not subject to the requirements of senior securities discussed under "Introduction to Proposals 2, 3 and 4".


     The 1940 Act generally prohibits closed-end investment companies such as the Fund from issuing senior securities unless certain asset coverage tests and other requirements are satisfied. For a discussion of the potential benefits and risks of issuing senior securities, the requirements of the 1940 Act for any senior securities and certain potential terms and conditions of preferred stock that may be issued by the Fund, see "Introduction to Proposals 2, 3 and 4" above.


     Shareholders should note that the proposed investment restriction is stated in terms of "to the extent permitted by applicable law." Applicable law can change from time to time and may become more or less restrictive as a result. The restriction has been drafted in this manner so that future changes in the law would not require the Fund to seek shareholder approval to amend the restriction to conform to applicable law then in effect.

     The approval of this Proposal 3 (together with the approval of Proposal 2) would enable the Fund to issue shares of preferred stock, the holders of which would have priority over holders of shares of the Fund's common stock as to the distribution of assets or payment of dividends. As discussed above under the heading "Introduction to Proposals 2, 3 and 4 -- Anticipated Terms of the Preferred Stock," the Board has considered certain preliminary matters relating to a possible offering of preferred stock, and if the proposals being voted upon at the Meeting are approved, the Board intends to consider more fully the issuance of preferred stock, including the preferences, rights, powers and restrictions thereof.

REQUIRED VOTE

     The proposed change to the Fund's investment restriction regarding senior securities as set forth in this proposal requires the affirmative vote of a majority of the outstanding voting securities of the Fund which, as defined in the 1940 Act, means the lesser of (a) 67% of the shares present at the Meeting if a quorum is present or (b) more than 50% of the outstanding shares of the Fund.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE FUND'S SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION REGARDING SENIOR SECURITIES.

                 PROPOSAL 4: AMENDMENT TO THE FUND'S INVESTMENT
                        RESTRICTION REGARDING BORROWINGS

     On March 2, 2000, the Board, by a unanimous vote, determined that it is advisable that the Fund's fundamental investment restriction regarding borrowings be amended to clarify that senior securities not be deemed borrowings for purposes of this restriction. On July 18, 2000, the Board unanimously reaffirmed this determination. The Fund has a fundamental investment restriction which limits its ability to borrow money. The proposed amendment to this restriction would clarify that senior securities will not be deemed to be borrowings for the purpose of this investment restriction. The issuance of senior securities by the Fund would be governed by the Fund's fundamental investment restrictions regarding senior securities, discussed above under Proposal 3.

     This proposed change to the fundamental investment restriction regarding borrowings is designed to maximize the flexibility afforded the Fund by the amendment to the Fund's investment restriction regarding senior securities described in Proposal 3. By making clear that senior securities do not constitute borrowings for purposes of the investment restriction regarding borrowings, the Fund would have greater flexibility to use leverage to enhance performance for the holders of shares of the Fund's common stock. The effect of this amendment would be that most borrowings would be subject to the asset coverage restrictions for debt securities discussed under "Introduction to Proposals 2, 3 and 4," rather than the 25% limit of the borrowings restriction. The Board will only authorize the issuance of debt securities if it believes that such issuance is likely to enhance the amount of income payable to the holders of the Fund's common stock.

     The current borrowing restriction provides that:

        The Fund will not borrow money except (a) on an unsecured basis in an amount not in excess of 25% of the value of the Fund's total assets, after giving effect to the borrowings and, in addition, (b) from banks for temporary or emergency purposes in an amount not exceeding 5% of the value of its total assets.

     The proposed amendment would replace the current borrowing restriction with the following:

        The Fund will not borrow money except (a) on an unsecured basis in an amount not in excess of 25% of the value of its total assets, after giving effect to the borrowings and, in addition,
        (b) from banks for temporary or emergency purposes in an amount not exceeding 5% of the value of its total assets; provided, however, that the issuance of senior securities shall not be deemed to be the borrowing of money for the purposes of this restriction.

REQUIRED VOTE

     The proposed change to the Fund's fundamental investment restriction regarding borrowings as set forth in this proposal requires the affirmative vote of a majority of the outstanding voting securities of the Fund which, as defined in the 1940 Act, means the lesser of (a) 67% of the shares present at the Meeting if a quorum is present or (b) more than 50% of the outstanding shares of the Fund.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE FUND'S SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION REGARDING BORROWINGS.

                 PROPOSAL 5: RATIFICATION OF ERNST & YOUNG LLP
                             AS INDEPENDENT AUDITOR

     The Board, including all of the Independent Directors, has selected Ernst & Young LLP to serve as independent auditor of the Fund for the fiscal year ending June 30, 2001, subject to ratification by the Fund's shareholders. Effective April 18, 2000, Ernst & Young LLP replaced KPMG LLP, which served as the Fund's independent auditors since 1972. KPMG LLP resigned effective April 18, 2000 as a result of a possible lack of independence as determined by the proposed auditor independence standards promulgated by the Independence Standards Board.

     The reports issued by KPMG LLP on the Fund's financial statements for the fiscal year ended June 30, 1999 and the report issued by Ernst & Young LLP on the Fund's financial statements for the fiscal year ended June 30, 2000 did not contain any adverse opinion or a disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope, or accounting principles.

     The decision to change the Fund's independent auditor to Ernst & Young LLP was recommended by the Audit Committee and then unanimously approved by the Board, including all of the Independent Directors.

     During the Fund's two most recent fiscal years, the Fund had no disagreements with KPMG LLP or Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG LLP or Ernst & Young LLP, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports.

     Ernst & Young LLP has no direct or material indirect financial interest in the Fund. Representatives of Ernst & Young LLP will be present at the Meeting and will have the opportunity, at their discretion, to make a statement and to respond to appropriate shareholder questions.

     The Audit Committee authorized all services performed by KPMG LLP and Ernst & Young LLP on behalf of the Fund. In addition, the Audit Committee will review the scope of services to be provided by Ernst & Young LLP annually and will consider the effect, if any, that performance of any non-audit services might have on audit independence.

REQUIRED VOTE

     The ratification of the selection of independent auditors requires the affirmative vote of a majority of the votes cast at the Meeting, provided a quorum is present.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE FUND'S SHAREHOLDERS VOTE "FOR" ERNST & YOUNG LLP AS INDEPENDENT AUDITOR.

                           INFORMATION ABOUT THE FUND

A. STRUCTURE AND INVESTMENT OBJECTIVES

     The Fund is a closed-end, diversified management investment company organized as a Maryland corporation on October 17, 1972. The Fund's shares are listed for trading on The New York Stock Exchange.

     The Fund's fundamental investment objective is to provide a high level of current income for its shareholders. In pursuing its objective, the Fund invests at least 50% of its total assets in straight debt securities which are rated at the time of purchase within the four highest grades by Moody's Investors Service, Inc. or Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc., or which are unrated but considered by the Fund's management to be of comparable quality. The balance of the Fund's assets are invested in other fixed income securities, including straight and convertible debt securities, preferred stock and other securities with equity features. Of the Fund's total assets, up to 30% may be invested in privately placed securities which are not readily marketable. The Fund may not invest more than 20% of its net assets in foreign securities. The Fund may also borrow money to obtain investment leverage. If Proposals 2, 3 and 4 are approved by the Fund's shareholders, the Fund also would be able to obtain investment leverage through the issuance of senior securities. The relative size of the Fund's investments in any grade or type of securities will vary from time to time depending upon a number of factors, including yields, market supplies and economic outlook. As of June 30, 2000, approximately 55.4% of the Fund's assets were invested in fixed income securities rated investment grade or considered by VALIC to be of comparable quality, and 44.6% in below investment grade securities.

     As discussed under "Introduction to Proposals 2, 3 and 4 -- Benefits and Risks of Issuance of Senior Securities," the Fund expects that the proceeds from any issuance of senior securities would be invested primarily in below investment grade quality securities, which would have the effect of increasing the proportion of the Fund's assets in below investment grade securities.

B. THE FUND'S INVESTMENT ADVISER

     VALIC is a stock life insurance company and became the Fund's Adviser on September 24, 1997. VALIC is wholly-owned by American General Life Insurance Company, which is itself a wholly-owned subsidiary of AGC Life Insurance Company, a wholly-owned subsidiary of American General Corporation. VALIC, American General Corporation, AGC Life Insurance Company and American General Life Insurance Company are located at 2929 Allen Parkway, Houston, Texas 77019.

     VALIC receives from the Fund a monthly fee equal to the sum of: (i) 0.04167% of the Fund's adjusted net assets (month end net assets, less net investment income for the month) and (ii) 2 1/2% of the Fund's net investment income, minus interest on borrowed funds during the month. During the fiscal year ended June 30, 2000, the Fund paid VALIC advisory fees of $357,889.

C. CUSTODIAN AND TRANSFER AGENT

     State Street Bank and Trust Company ("State Street") serves as custodian for the Fund's portfolio, and ChaseMellon Shareholder Services ("ChaseMellon") acts as transfer agent, dividend paying agent and registrar for the Fund's shares. The principal business address of State Street is 225 Franklin Street, Boston,

Massachusetts 02110, and the principal business address of ChaseMellon is 450 West 33rd Street, New York, New York 10001.

D. OTHER

     The Fund currently does not employ a principal underwriter or administrator.

E. SHARE OWNERSHIP

     As of the Record Date, no director or executive officer of the Fund owned, directly or beneficially, any Fund shares. The persons who owned beneficially more than 5% of the outstanding shares of the Fund as of the Record Date are set forth below:

                                                             NUMBER OF SHARES
NAME AND ADDRESS                                              OF BENEFICIAL        PERCENT
OF BENEFICIAL OWNER                                             OWNERSHIP           OWNED
-------------------                                        --------------------    -------
Ernest Horejsi Trust.....................................        767,200           13.59%
  No. 1B*
  122 South Phillips Avenue
  Suite 220
  Sioux Falls, South Dakota 57104

---------------

* Based on information set forth in a Form 4 dated July 7, 2000 filed with the SEC by Ernest Horejsi Trust No. 1B (the "Horejsi Trust") showing beneficial ownership of shares as of June 30, 2000. The Trustees of the Horejsi Trust are Badlands Trust Company, Susan Ciciora and Larry Dunlap.

                              GENERAL INFORMATION

OTHER MATTERS

     No business other than to consider and vote upon the proposals set forth in this Proxy Statement will be transacted at the Meeting except for possible adjournments thereof. If any other matter should properly come before the Meeting, it is intended that discretionary authority to vote the proxies shall be exercised in respect thereof in accordance with the best judgment of the proxy holders.

CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION, BYLAWS AND MARYLAND LAW

     Set forth below is a description of certain present provisions of the Articles of Incorporation and Bylaws and Maryland law, which may be deemed to have an anti-takeover effect.

     Article Sixth of the Articles of Incorporation provides for a classified board of directors, pursuant to which the Board is divided into three classes of directors serving staggered three-year terms. There is no cumulative voting in the election of directors.

     Under the Bylaws, a minimum of three directors and a maximum of 20 directors constitute the entire Board. In addition, Section 3-804(b) of the Maryland General Corporation Law provides that only the Board may set the size of the Board. Furthermore, under the Bylaws, directors may only be removed for cause and then only by the affirmative vote of two-thirds of all outstanding shares. Under the Bylaws, vacancies on the Board may generally be filled by the remaining directors if immediately after filling such vacancy at least two-thirds of the directors then holding office were elected by the Fund's shareholders. In addition, the 1940 Act provides that if at any time less than a majority of the Board consists of directors elected by the Fund's shareholders, a meeting of shareholders shall be called and held within 60 days for the purpose of electing directors to fill any existing vacancies.

     Under the Bylaws, special meetings of shareholders may be called only by the Chairman of the Board, a Vice Chairman of the Board, the President or the Board, or by the Secretary upon the written request of the holders of not less than a majority of all shares entitled to vote at the meeting. In addition, the Bylaws also provide that any special meeting called at the request of the shareholders must be held not less than thirty and not more than ninety days after receipt of the request and that the Board may set the date, time and place of such meeting.

     Under the Bylaws, a shareholder must deliver notice to the corporation of the shareholder's nominations of directors and other proposals not more than 120 days nor less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, or directors are to be elected at a special meeting, the shareholder's notice must be received by the tenth day following the day notice of the meeting is mailed to shareholders or public disclosure of the date is made, whichever occurs first.

     The Bylaws also provide that the Bylaws may only be amended by a majority of the Board or by the vote of the holders of two-thirds of the Fund's shares of stock.

     Section 5 of Article Seventh of the Articles of Incorporation requires a vote of at least 75% of the Fund's shareholders to approve any of the following:
(a) any proposal to convert from a closed-end investment company to an open-end investment company; (b) any shareholder proposal as to specific investment decisions made or to be made with respect to the Fund's assets; or (c) any business combination.

SHAREHOLDER PROPOSALS


     Shareholder proposals intended for inclusion in the Fund's proxy statement in connection with the Fund's 2001 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by the Fund at the Fund's principal executive offices by April 20, 2001. In order for proposals made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Fund at the Fund's principal executive offices not later than July 5, 2001. Any shareholder who wishes to submit a proposal for consideration at a meeting of shareholders should send such proposal to the Fund at 2929 Allen Parkway, Houston, Texas 77019.


     IN ORDER THAT THE PRESENCE OF A QUORUM AT THE MEETING MAY BE ASSURED, PLEASE SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. ALTERNATIVELY, SHAREHOLDERS OF RECORD MAY VOTE BY TELEPHONE, BY FAX OR VIA THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED BLUE PROXY CARD.

                                            By order of the Board of Directors,

                                            /s/Alice T. Kane
                                            Chairman and President


August 18, 2000


                                   IMPORTANT


     If your shares are held in your own name, please sign, date and return the enclosed BLUE proxy card today. You may also vote your shares by telephone, by fax or via the Internet by following the instructions that appear on the enclosed BLUE proxy card. If your shares are held in "Street-Name," only your broker or bank can vote your shares and only upon receipt of your specific instructions. Please return the enclosed BLUE proxy card to your broker or bank and contact the person responsible for your account to ensure that a BLUE proxy card is voted on your behalf.


     If you have any questions or need assistance in voting your shares, please call the firm assisting the Fund in the solicitation of proxies:

                                   GEORGESON
                        SHAREHOLDER COMMUNICATIONS INC.

                                17 STATE STREET
                            NEW YORK, NEW YORK 10004
                 BANKS AND BROKERS CALL COLLECT: (212) 440-9800
                   ALL OTHERS CALL TOLL FREE: 1-800-223-2064

                                                       Please mark your
                                                       vote as indicated in  [X]
                                                       this example

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS THAT THE FUND'S SHAREHOLDERS VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5
--------------------------------------------------------------------------------

                                                         FOR   WITHHOLD
Proposal 1 - Election of the following three nominees    [ ]   [ ]
as Directors: Dr. Timothy J. Ebner, Dr. John Wm.
Lancaster and Dr. John E. Maupin, Jr.

YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE OR NOMINEES BY MARKING THE FOR BOX AND STRIKING
OUT THE NAME OF ANY SUCH NOMINEE.

                                                         FOR   AGAINST   ABSTAIN
Proposal 2 - Proposal to amend the Articles of           [ ]   [ ]       [ ]
Incorporation to provide for the authorization and issuance of preferred stock.

                                                         FOR   AGAINST   ABSTAIN
Proposal 3- Proposal to amend the Fund's fundamental     [ ]   [ ]       [ ]
investment restriction regarding senior securities.

                                                         FOR   AGAINST   ABSTAIN
Proposal 4 - Proposal to amend the Fund's fundamental    [ ]   [ ]       [ ]
investment restriction regarding borrowings.

                                                         FOR   AGAINST   ABSTAIN
Proposal 5 - Proposal to ratify the appointment of       [ ]   [ ]       [ ]
Ernst & Young LLP as the independent auditor of the Fund.





The effectiveness of each of Proposals 2 and 3 is subject to, and conditioned upon, the approval of the other. The effectiveness of Proposal 4 is subject to, and conditioned upon, the effectiveness of Proposals 2 and 3; however, the effectiveness of Proposals 2 and 3 are not subject to, or conditioned upon, the effectiveness of Proposal 4.

--------------------------------------------------------------------------------
In addition, in their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1, 2, 3, 4 AND 5.

Signature(s)__________________________________________Dated:______________, 2000
NOTE: Please sign as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

INSTRUCTIONS FOR VOTING YOUR PROXY

USLIFE Income Fund, Inc. is now offering shareholders of record four alternative ways of voting their proxies:

o    BY TELEPHONE (using a touch-tone telephone)
o    BY FAX (using facsimile)
o    THROUGH THE INTERNET (using a browser)
o    BY MAIL (traditional method)

Your telephone, fax or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had mailed your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.



TELEPHONE VOTING

Available only until 5:00 p.m. Eastern Daylight Time October 2, 2000.

o On a touch tone telephone, call TOLL FREE 1-877-816-0835, 24 hours a day, 7 days a week
o    You will be asked to enter ONLY the Control Number shown below

o    Have your proxy card ready, then follow the prerecorded  instructions

o    Your vote will be confirmed and cast as you directed



FAX VOTING


o Simply fax your completed and signed proxy card (both front and back sides) to 1-212-440-9009


INTERNET VOTING

Available only until 5:00 p.m. Eastern Daylight Time on October 2, 2000.


o    Visit the Internet voting Website at http://proxy.georgeson.com

o Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen
o    You will incur only your usual Internet charges


VOTING BY MAIL


o Simply sign and date your proxy card and return it in the postage-paid envelope

     COMPANY NUMBER                       CONTROL NUMBER

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE